As filed with the Securities and Exchange Commission on August 8, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	16-0417150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

343 State Street

Rochester, New York 14650

(Address of principal executive offices and zip code)

Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated

(Full title of the plan)

Roger W. Byrd

General Counsel, Secretary and Senior Vice President

Eastman Kodak Company

343 State Street

Rochester, New York 14650

(800) 356-3259

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register additional shares for issuance under the Eastman Kodak Company 2013 Omnibus Incentive Plan, as Amended and Restated (as further amended the “Plan”). This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the registration statement on Form S-8 (Registration  No. 333-190957), filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2013, the contents of the registration statement on Form S-8 (Registration No. 333-225437), filed with the Commission on June 5, 2018, the contents of the registration statement on Form S-8 (Registration No. 333-250827), filed with the Commission on November  20, 2020, and the contents of the registration statement on Form S-8 (Registration No. 333-258682), filed with the Commission on August 10, 2021 are incorporated herein by reference, except for Part II, Item 5 – Interests of Named Experts and Counsel and Item 8 – Exhibits.

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PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by Eastman Kodak Company (the “Company”) with the Commission are incorporated by reference herein (except for portions thereof furnished or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement):

(a)

The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March  14, 2024, as amended by Amendment Number 1 thereto filed on March 15, 2024, including the portions of the Company’s definitive proxy statement for its 2024 annual meeting of shareholders filed on April 5, 2024 incorporated by reference therein;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 filed on May 9, 2024 and the quarterly period ended June 30, 2024 filed on August 8, 2024;

(c)	The Company’s Current Report on Form 8-K filed on May 21, 2024; and

(d)

The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on September  3, 2013, including the description of the Company’s common stock contained in the Company’s Registration Statement on Form S-8 filed on September  3, 2013 and incorporated by reference therein, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent amendment or report filed for the purpose of updating that description).

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

The legality of securities being offered hereby will be passed upon by Roger W. Byrd, General Counsel, Secretary and Senior Vice President of the Company. Mr. Byrd is eligible to participate in the Plan.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 as filed on September 3, 2013).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed on November 16, 2016).

4.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed on September 12, 2019).

4.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K as filed on September 12, 2019).

Exhibit No.	Description

4.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed December 29, 2020).

4.6	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed March 1, 2021).

4.7	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K as filed March 1, 2021).

4.8	Fourth Amended and Restated By-Laws of Eastman Kodak Company (Incorporated by reference to Exhibit 3.5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 as filed on May 12, 2020).

4.9	Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated effective May 20, 2020 (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 as filed on August 11, 2020).

4.10	First Amendment to the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as filed on August 10, 2021).

4.11	Second Amendment to the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as filed on August 8, 2024).

5.1*	Opinion of Roger W. Byrd

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Roger W. Byrd (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on August 8, 2024.

Eastman Kodak Company

By:	/s/ Roger W. Byrd
Name:	Roger W. Byrd
Title:	General Counsel, Secretary and Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David E. Bullwinkle and Roger W. Byrd, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James V. Continenza	Executive Chairman and Chief Executive Officer	August 8, 2024
James V. Continenza	(Principal Executive Officer)

/s/ David E. Bullwinkle	Chief Financial Officer	August 8, 2024
David E. Bullwinkle	(Principal Financial Officer)

/s/ Richard T. Michaels	Chief Accounting Officer and Corporate Controller	August 8, 2024
Richard T. Michaels	(Principal Accounting Officer)

/s/ David P. Bovenzi	Director	August 8, 2024
David P. Bovenzi

/s/ Philippe D. Katz	Director	August 8, 2024
Philippe D. Katz

/s/ Kathleen B. Lynch	Director	August 8, 2024
Kathleen B. Lynch

/s/ Jason New	Director	August 8, 2024
Jason New

/s/ Darren L. Richman	Director	August 8, 2024
Darren L. Richman

/s/ Michael E. Sileck, Jr.	Director	August 8, 2024
Michael E. Sileck, Jr.

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